EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF JANUARY 31, 1998

Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

ABG Corp.                                        Nevada

Baby Superstore, Inc.                            South Carolina

Geoffrey, Inc.                                   Delaware

MLK, Inc.                                        Missouri

MMT, Inc.                                        Utah

Toys "R" Us - Belgium, Inc.                      Delaware

Toys "R" Us - Delaware, Inc.                     Delaware

Toys "R" Us - Del. Operations, Inc.              Delaware

Toys "R" Us Group, Inc.                          Delaware

Toys "R" Us, Inc.                                Delaware

Toys "R" Us - Mass, Inc.                         Massachusetts

Toys "R" Us - NY/Texas Holdings, Inc.            Delaware

Toys "R" Us - NY LLC                             New York

Toys "R" Us - NYTEX, Inc.                        New York

Toys "R" Us - Ohio, Inc.                         Delaware

Toys "R" Us - Penn, Inc.                         Pennsylvania

Toys "R" Us - Texas LLC                          Texas

TRU (ANTS) Inc.                                  Delaware

TRU Belgium Holdings II, Inc.                    Delaware

TRU Distribution, Inc.                           Delaware

TRU Foreign Sales Corporation                    California

TRU Gulf Services, Inc.                          Delaware

TRU, Inc.                                        Delaware

TRU - LSM Redevelopment Corporation              Missouri

TRU Mass Properties Holdings, Inc.               Delaware

TRU Mass Properties, Inc.                        Delaware

TRU Netherlands Holdings I, Inc.                 Delaware

TRU Netherlands Holdings II, Inc.                Delaware

TRU Ohio Properties Holdings, Inc.               Delaware

TRU Ohio Properties, Inc.                        Delaware

TRU Penn Properties Holdings, Inc.               Delaware

TRU Penn Properties, Inc.                        Delaware

TRU Properties Holdings, Inc.                    Delaware

TRU Properties, Inc.                             Delaware

TRU Urban Renewal Corp.                          New Jersey

TRU (Vermont), Inc.                              Vermont

Toys "R" Us (Australia) Pty, Ltd.                Australia

Toys "R" Us (Head Office) Pty. Ltd.              Australia


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Toys "R" Us (Wholesale) Pty. Ltd.                Australia

TRU (Aust) Superannuation Pty. Ltd.              Australia

Toys "R" Us Handelsgesellschaft m.b.H.           Austria

TRU (Barbados), Ltd.                             Barbados

Toys "R" Us - Belgium SCA                        Belgium

TRU (NRO III) Investments Ltd.                   Alberta, Canada

Toys "R" Us (Canada) Ltd.                        Ontario, Canada

TRU (Cayman Islands) Limited                     Cayman Islands

TRU (Cayman Islands) Investments LLC             Cayman Islands

Toys "R" Us A/S                                  Denmark

Societe Anonyme Galeries du Mobilier             France

Toys "R" Us S.A.R.L.                             France

Toys "R" Us GmbH                                 Germany

Toys "R" Us Logistik GmbH                        Germany

Toys "R" Us Operations GmbH                      Germany

Toys "R" Us Service GmbH                         Germany

Toys "R" Us - Lifung Limited                     Hong Kong

Toys "R" Us Asia Limited                         Hong Kong

TRU (HK) Limited                                 Hong Kong

Toys "R" Us - Japan, Ltd.                        Japan

Toys "R" Us (Luxembourg) S.A.                    Luxembourg

Toys "R" Us (Malaysia) SDN. BHN.                 Malaysia

Toys "R" Us (Netherlands), B.V.                  Netherlands

TRU (Netherlands) B.V.                           Netherlands

TRU (Netherlands) Investments B.V.               Netherlands

Toys R Us Portugal, Limitada                     Portugal

TRU of Puerto Rico, Inc.                         Puerto Rico

Toys "R" Us - Singapore (Pte) Limited            Singapore

Toys R Us, Iberia, S.A.                          Spain

Toys "R" Us, Aktiebolag                          Sweden

Toys R Us AG                                     Switzerland

TRU AG                                           Switzerland

Toys "R" Us - Lifung Taiwan Limited              Taiwan

Toys "R" Us Holdings PLC                         United Kingdom

Toys "R" Us Limited                              United Kingdom

Toys "R" Us Properties Limited                   United Kingdom

Tru Toys (UK) Limited                            United Kingdom



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